UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2013

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2013, Advanced Micro Devices, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The final results for all proposals other than Proposal No. 3 (described below) were reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2013.

To allow additional time for stockholders to vote on Proposal No. 3, a proposed amendment and restatement of the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) described in detail in the Company’s definitive proxy statement filed with the Commission on March 25, 2013, the Annual Meeting with respect to Proposal 3 was successively adjourned until 1:00 p.m., Pacific Time, on Friday, July 12, 2013 (the “Adjourned Meeting”) at the Company’s offices at One AMD Place, Sunnyvale, California.

On July 11, 2013, the Commission approved an amendment to Section 312.07 of the Listed Company Manual of the New York Stock Exchange, which amendment eliminated the quorum requirement that in order for Proposal 3 to pass, the total votes cast on such proposal represent over 50% of the outstanding common stock entitled to vote on the proposal. As a result of this amendment, the required vote for approval of Proposal No. 3 is the affirmative vote of the majority of the votes cast by holders of the Company’s common stock present in person or represented by proxy at the Annual Meeting.

On July 12, 2013, the Adjourned Meeting was held. The final voting results for Proposal No. 3 are set forth below.

Proposal No. 3: Approval of the Amendment and Restatement of the 2004 Plan.

For	Against	Abstain	Broker Non-Votes
255,599,400	37,690,151	4,108,960	197,556,137

Pursuant to the foregoing voting results, the stockholders of the Company approved the amendment and restatement of the 2004 Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2013	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Roeder
	Name:	Faina Roeder
	Title:	Assistant Secretary

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